July 24, 2007                                         Contact: Charles J. Viater
                                                                   President/CEO

                   MFB Corp. ANNOUNCES THIRD QUARTER, YEAR TO DATE EARNINGS

Mishawaka, Indiana - MFB Corp. (NASDAQ/MFBC), parent company of MFB Financial (the "Bank"), reported today its consolidated financial results on an unaudited basis of $2.8 million or $2.03 diluted earnings per share for the nine months ended June 30, 2007 an increase from the net income of $1.2 million or $0.87
diluted   earnings  per share, for the nine months ended June 30,  2006.  The change is predominantly due to the activity in the allowance for loan loss further discussed below. MFB Corp's consolidated net income for the three months ended June 30, 2007 was $843,000, or $0.62 diluted earnings per share, compared to $794,000, or $0.57 diluted earnings per share, for the same period last year.

Charles J. Viater, President and CEO, stated "We continue to focus on profitable loan growth and cost conscious growth in deposits with an emphasis on core deposits. This strategy has facilitated growth in the balance sheet while easing margin compression."

In addition, as announced on July 20, 2007, the Board of Directors has declared a cash dividend of $0.165 per share of common stock for the quarter ended June 30, 2007. The dividend is payable on August 14, 2007 to holders of record on July 31, 2007.

MFB Corp's net interest income before provision for loan losses for the three month period ended June 30, 2007 and 2006 remained consistent at $3.4 million. For the nine month periods ended June 30, 2007 and 2006, net interest income was $9.8 million and $10.3 million, respectively. The decrease was due to an increase in interest expense on deposits, partially offset by an increase in interest income and reduced FHLB advance interest and other borrowings expense. Interest expense on deposits increased to $2.5 million for the quarter ended June 30, 2007 compared to $2.3 million for the same quarter in 2006, and increased to $7.7 million from $6.6 million for the comparable nine month periods. Interest income increased to $7.3 million for the three months ended June 30, 2007 compared to $7.2 million for the three months ended June 30, 2006 and for the nine months ended June 30, 2007 and June 30, 2006 was $21.8 million and $21.5 million, respectively. Interest expense on FHLB advances and other borrowings declined to $1.4 million for the June 2007 quarter compared to $1.5 million in June 2006, and to $4.3 million from $4.6 million for the respective nine month periods.

MFB Corp recorded a negative provision for loan losses of $1.7 million for the nine months ended June 30, 2007 compared to a provision expense of $1.9 million for the same period last year. The negative provision for loan loss during the nine months ended June 30, 2007 was predominantly related to the repayment of two commercial loans which previously had significant allowance for loan loss allocations. The percentage of non-performing assets to total loans decreased from 2.18% at September 30, 2006 to 1.37% at June 30, 2007.

Noninterest income was $1.4 million for the quarter ending June 30, 2007 and $1.8 million for the quarter ended June 30, 2006, and for the nine months ended June 30, 2007 and June 30, 2006 was $4.5 million and $4.9 million, respectively. During the June, 2006 quarter, a call of an FHLB advance resulted in a gain of $238,000 and the Company sold its insurance business for a gain of $200,000. Subsequently, insurance commissions fell from $129,000 for the nine months ended June 2006 to $21,000 for the June 2007 nine month period. Net loan servicing fees also declined, from $333,000 for the nine months ending June 2006 to $132,000 for the June 2007 period; this was largely due to a sizeable recovery for the valuation of mortgage servicing rights in 2006. For the nine months ended June 30, 2007, MFB recorded a gain on securities of $393,000 as a partial settlement on a WorldCom class action suit; also, trust fee income increased to $414,000 from $321,000 in the comparable nine month periods.

Noninterest expense was $4.0 million for the quarter ended June 30, 2007 and $4.3 million for the quarter ended June 30, 2006. For the nine month period ended June 30, 2007 noninterest expense remained consistent at $12.2 million for June 30, 2007 and June 30, 2006.

The Company's total assets were $505.1 million as of June 30, 2007 compared to $496.1 million as of September 30, 2006. Cash and cash equivalents increased from $16.3 million at September 30, 2006 to $23.3 million at June 30, 2007.

Loans receivable increased from $379.2 million at September 30, 2006 to $398.2 million at June 30, 2007. Mortgage loans increased from $199.2 million at September 30, 2006 to $200.9 million at June 30, 2007. Commercial loans outstanding increased from $134.4 million at September 30, 2006 to $147.9 million at June 30, 2007. Consumer loans, including home equity and second mortgages, increased by $3.9 million during the nine month period ending June 30, 2007.

The balance of mortgage servicing rights at June 30, 2007 was $2.3 million compared to $2.4 million at September 30, 2006. For the nine months ending June 30, 2007, the Company completed secondary market mortgage loan sales of $10.6 million and the net gains realized on these loan sales were $239,000, including $131,000 related to recording mortgage servicing rights.

The allowance for loan losses at June 30, 2007 was $4.9 million or 1.24% of loans compared to $7.2 million or 1.91% of loans at September 30, 2006 with the change due predominantly to the negative provision for loan losses for the nine months ended June 30, 2007. For the third quarter ended June 30, 2007, net charge-offs were $139,000 compared to $37,000 net charge-offs for the quarter ended September 30, 2006.

Total liabilities increased by $7.0 million, from $457.1 million at September 30, 2006 to $464.1 million at June 30, 2007. The Bank's noninterest-bearing demand deposits increased $8.1 million, and savings and NOW deposits $2.4 million; time deposits decreased by $17.6 million. FHLB advances increased by $18.2 million at June 30, 2007, from $97.1 million at September 30, 2006.

Total shareholders' equity increased by $2.1 million to $40.9 million at June 30, 2007 compared to $38.9 million at September 30, 2006. The book value of MFB Corp. stock also increased, from $29.48 at September 30, 2006 to $31.26 at June 30, 2007.

MFB Corp.'s wholly owned federal savings bank subsidiary, MFB Financial (the "Bank") conducts business in Indiana from their corporate office in Mishawaka and ten banking centers in St. Joseph and Elkhart Counties and provide private client services to the Indianapolis market through the Bank's office in Hamilton County. The Bank offers a variety of lending, deposit and other financial services to its retail and business customers. The Wealth Management Group of the Bank attracts high net worth clients and offers trust, investment, insurance, broker advisory, retirement plan and private banking services. The Bank has also recently added a New Buffalo mortgage loan office located in Berrien County, Michigan. For more information, go to www.mfbbank.com.

                                         MFB CORP. AND SUBSIDIARIES
                                         CONSOLIDATED BALANCE SHEETS
                               June 30, 2007 (UNAUDITED) and September 30, 2006
                                  (in thousands except share information)

                                                                                      June 30,                   September 30,
                                                                                        2007                         2006
                                                                              ------------------------     ------------------------
                                                                              ------------------------     ------------------------

Assets
Cash and due from financial institutions                                                    $  14,584                    $  13,318
Interest-bearing deposits in other financial institutions - short term                          8,728                        2,971
                                                                              ------------------------     ------------------------
     Total cash and cash equivalents                                                           23,312                       16,289

Securities available for sale                                                                  41,955                       58,383
FHLB Stock and other investments                                                                9,808                       10,939


Loans held for sale                                                                               225                            -

Mortgage loans                                                                                200,866                      199,194
Commercial loans                                                                              147,860                      134,414
Consumer loans                                                                                 49,481                       45,614
                                                                              ------------------------     ------------------------

     Loans receivable                                                                         398,207                      379,222
     Less: allowance for loan losses                                                           (4,941)                      (7,230)
                                                                              ------------------------     ------------------------
          Loans receivable, net                                                               393,266                      371,992

Premises and equipment, net                                                                    18,728                       19,477
Mortgage servicing rights                                                                       2,270                        2,366
Cash surrender value of life insurance                                                          6,477                        6,237
Goodwill                                                                                        1,970                        1,970
Other intangible assets                                                                         1,409                        1,699
Other assets                                                                                    5,669                        6,720
                                                                              ------------------------     ------------------------
               Total Assets                                                                $  505,089                   $  496,072
                                                                              ========================     ========================
Liabilities and Shareholders' Equity
Liabilities
     Deposits
          Noninterest-bearing demand deposits                                               $  38,109                    $  30,031
          Savings, NOW and MMDA deposits                                                      131,604                      129,233
          Time deposits                                                                       169,392                      186,979
                                                                              ------------------------     ------------------------
               Total deposits                                                                 339,105                      346,243

     FHLB advances                                                                            115,275                       97,053
     Loans from correspondent banks                                                                 -                        4,500
     Subordinated debentures                                                                    5,000                        5,000
     Accrued expenses and other liabilities                                                     4,718                        4,337
                                                                              ------------------------     ------------------------
          Total liabilities                                                                   464,098                      457,133

Shareholders' equity
     Common stock, no par value: 5,000,000 shares authorized;
          shares issued: 1,689,417 - 06/30/07 and 9/30/06;
          shares outstanding: 1,311,271 - 06/30/07 and 1,320,844 - 09/30/06                    12,484                       12,421
     Retained earnings - substantially restricted                                              37,601                       35,479
     Accumulated other comprehensive income (loss),
          net of tax of $(33) - 06/30/07 and ($175) - 09/30/06                                   (64)                        (341)
     Treasury stock: 378,146 common shares - 06/30/07 and                                     (9,030)                      (8,620)
           368,573 common shares - 09/30/06, at cost
                                                                              ------------------------     ------------------------
          Total shareholders' equity                                                           40,991                       38,939
                                                                              ------------------------     ------------------------
               Total Liabilities and Shareholders' equity                                  $  505,089                   $  496,072
                                                                              ========================     ========================



                                            MFB CORP. AND SUBSIDIARIES
                                   CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
                              Three and Nine Months Ended June 30, 2007 and 2006
                                     (in thousands except per share information)


                                          Three Months Ended                                     Nine Months Ended
                                               June 30,                                                June30,
                                    2007                       2006                        2007                         2006
                        -------------------------    ----------------------     ------------------------     -----------------------
                        -------------------------    ----------------------     ------------------------     -----------------------
Interest income
    Loans receivable, including fees    $   6,647                 $   6,143                   $   19,463                  $   18,212
    Securities                                613                       840                        2,043                       2,418
    Other interest-bearing assets              52                       201                          255                         834
                        -------------------------    ----------------------     ------------------------     -----------------------
                        -------------------------    ----------------------     ------------------------     -----------------------
          Total interest income             7,312                     7,184                       21,761                      21,464
Interest expense
    Deposits                                2,514                     2,283                        7,662                       6,568
    FHLB advances and other borrowings      1,374                     1,509                        4,266                       4,633
                        -------------------------    ----------------------     ------------------------     -----------------------
          Total interest expense            3,888                     3,792                       11,928                      11,201
                        -------------------------    ----------------------     ------------------------     -----------------------
                        -------------------------    ----------------------     ------------------------     -----------------------
Net interest income                         3,424                     3,392                        9,833                      10,263
Provision for loan losses                   (298)                      (35)                      (1,654)                       1,867
                       -------------------------     ----------------------     ------------------------     -----------------------
Net interest income after provision for
     loan losses                            3,722                     3,427                       11,487                       8,396
Noninterest income
     Service charges on deposit accounts      798                       832                        2,417                       2,493
     Trust fee income                         142                        94                          414                         321
     Insurance commissions                      -                        38                           21                         129
     Net realized gains from sales of loans    96                        41                          239                         213
     Mortgage servicing asset recovery
        (impairment)                           28                       (2)                            9                         163
     Net gain on securities available for sale 16                         -                          393                           -
     Gain on call of FHLB advance               -                       238                            -                         238
     Gain on sale of property and casualty
        insurance business                      -                       200                            -                         200
     Other income                             336                       405                          969                       1,106
                        -------------------------   ------------------------    ------------------------     -----------------------
                        -------------------------   ------------------------    ------------------------     -----------------------
          Total noninterest income          1,416                      1,846                       4,462                       4,863
Noninterest expense
     Salaries and employee benefits         2,023                      2,003                       6,151                       5,875
     Occupancy and equipment expenses         739                        825                       2,342                       2,490
     Professional and consulting fees         215                        208                         612                         575
     Data processing expense                  210                        201                         625                         626
     Other expense                            836                      1,049                       2,495                       2,587
                        -------------------------     ----------------------     ------------------------    -----------------------
                        -------------------------     ----------------------     ------------------------    -----------------------
          Total noninterest expense         4,023                      4,286                       12,225                     12,153

Income before income taxes                  1,115                        987                        3,724                      1,106
Income tax expense (benefit)                  272                        193                          949                      (106)
                        -------------------------     ----------------------     ------------------------    -----------------------
                        -------------------------     ----------------------     ------------------------    -----------------------
Net income                                $   843                    $   794                   $    2,775                  $   1,212
                                  ===============              =============                =============               ============
                        =========================     ======================     ========================    =======================

Basic earnings per common share          $   0.64                    $  0.59                   $     2.10                  $    0.90
Diluted earnings per common share        $   0.62                    $  0.57                   $     2.03                  $    0.87

Cash dividends declared                  $  0.165                    $ 0.135                   $    0.495                  $   0.395
